EXHIBIT 5.1

December 28, 2012

Western Gas Partners, LP

1201 Lake Robbins Drive

The Woodlands, Texas 77380

Ladies and Gentlemen:

We have acted as counsel for Western Gas Partners, LP, a Delaware limited partnership (the “Partnership”), in connection with the preparation of the Registration Statement on Form S-3 (Registration No. 333-183505) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on August 23, 2012, and declared effective by the Commission on September 19, 2012, in connection with the registration by the Partnership under the Securities Act of 1933 (the “Securities Act”) of the offer and sale by the Partnership from time to time, pursuant to Rule 415 under the Securities Act, of common units representing limited partner interests in the Partnership having an aggregate offering price of up to $125,000,000 (the “Common Units”). We have also participated in the preparation of the Prospectus (the “Prospectus”) contained in the Registration Statement and the Prospectus Supplement (the “Prospectus Supplement”), that will be filed pursuant to Rule 424(b) of the Securities Act on or about the date hereof.

In connection with the rendering of the opinions set forth herein, we have examined (i) executed copies of the organizational documents of the Partnership and Western Gas Holdings, LLC (the “General Partner”); (ii) the Registration Statement, (iii) the Prospectus and Prospectus Supplement; (iv) resolutions of the Board of Directors of the General Partner; (v) the Equity Distribution Agreement, dated December 28, 2012, relating to the offering and sale of the Common Units (the “Equity Distribution Agreement”), a copy of which is being filed with the Commission as an exhibit to the Partnership’s Current Report on Form 8-K on or about the date hereof, and (iv) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed. In addition, we have reviewed such questions of law as we considered appropriate.

In connection with rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct, (ii) all signatures on all documents examined by us are genuine, (iii) all documents submitted to us as originals are authentic and complete and all documents submitted to us as copies conform to the originals of those documents, (iv) the certificates for the Common Units will conform to the specimens thereof examined by us and will have been duly countersigned by a transfer agent and duly registered by a registrar of the Common Units, and (v) all Common Units will be issued and sold in the manner described in the Prospectus and Prospectus Supplement, and in accordance with the terms of the Equity Distribution Agreement.

Vinson & Elkins LLP Attorneys at Law Abu Dhabi Austin Beijing Dallas Dubai Hong Kong Houston London Moscow New York Palo Alto Riyadh San Francisco Shanghai Tokyo Washington	First City Tower, 1001 Fannin Street, Suite 2500 Houston, TX 77002-6760 Tel +1.713.758.2222 Fax +1.713.758.2346 www.velaw.com

December 28, 2012 Page 2

Based on the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that when the Common Units have been issued and delivered by the Partnership against payment therefor in accordance with the terms of the Equity Distribution Agreement, the Common Units will be validly issued, fully paid (to the extent required under the Partnership’s First Amended and Restated Agreement of Limited Partnership, as amended) and non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act or as described in the Registration Statement, Prospectus or Prospectus Supplement).

The foregoing opinion is limited to the Delaware Revised Uniform Limited Partnership Act (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) and the federal laws of the United States of America. We are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

We hereby consent to the filing of this opinion as exhibit 5.1 to the Partnership’s Current Report on Form 8-K dated on or about the date hereof, to the incorporation by reference of this opinion into the Registration Statement and the use of our name in the Prospectus and Prospectus Supplement under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

Very truly yours,

/s/ Vinson & Elkins L.L.P.